Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-84754, 33-84756, 333-16765, 333-109673) of MK Resources Company (Formerly MK Gold Company) of our report dated March 1, 2004 relating to the financial statements, which appears in this Form 10-K/A.

PricewaterhouseCoopers LLP

Salt Lake City, Utah

July 22, 2004